Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Scilex Holding Company 2022 Equity Incentive Plan, as amended, and the Scilex Holding Company 2022 Employee Stock Purchase Plan of our report dated March 11, 2024, with respect to the consolidated financial statements of Scilex Holding Company, included in its Annual Report (Form 10-K) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California

March 27, 2024